Exhibit 99.1

 PRESS RELEASE

REINSURANCE GROUP OF AMERICA REPORTS THIRD-QUARTER RESULTS

•	Earnings per diluted share: $3.07 from net income, $2.46 from operating income*

•	ROE 10 percent and Operating ROE* 12 percent for the trailing twelve months

•	Reported net premiums increased 8 percent

ST. LOUIS, October 26, 2016 - Reinsurance Group of America, Incorporated (NYSE: RGA), a leading global provider of life reinsurance, reported net income of $198.7 million, or $3.07 per diluted share, compared with $83.5 million, or $1.25 per diluted share, in the prior-year quarter. Operating income* totaled $159.4 million, or $2.46 per diluted share, compared to $127.1 million, or $1.90 per diluted share, the year before. Net foreign currency fluctuations had an adverse effect of $0.04 per diluted share on net income, and $0.03 per diluted share on operating income, primarily within the EMEA segment. Tax-related adjustments added $0.08 per share to the quarter.

	Quarterly Results		Year-to-Date Results
($ in thousands, except per share data)	2016	2015	2016	2015
Net premiums	$2,251,758	$2,089,345	$6,755,708	$6,242,240
Net income	198,719	83,534	511,294	339,039
Net income per diluted share	3.07	1.25	7.87	5.01
Operating income*	159,361	127,086	461,339	379,134
Operating income per diluted share*	2.46	1.90	7.10	5.60
Book value per share	124.50	94.92
Book value per share, excluding Accumulated Other Comprehensive Income (AOCI)*	90.04	81.14
Total assets	54,832,498	47,581,959

*	See ‘Use of Non-GAAP Financial Measures’ below

Consolidated net premiums totaled $2.3 billion this quarter, up 8 percent from last year’s third quarter. Current-period premiums reflected net adverse foreign currency effects of approximately $21.0 million. Excluding spread-based businesses and the value of associated derivatives, investment income rose 10 percent over year-ago levels, attributable to an increase in average invested assets of approximately 15 percent, offset in part by the impact of lower yield on new money and reinvested assets. The average investment yield, excluding spread businesses, was down 23 basis points to 4.43 percent from the third quarter of 2015, and 28 basis points lower than the second-quarter yield.

The effective tax rate was approximately 31 percent on both net income and operating income this quarter, below an expected range of 34 percent to 35 percent, largely due to the effective settlement of uncertain tax positions during the quarter that totaled $5.0 million, or $0.08 per share.

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Greig Woodring, chief executive officer, commented, “This was another good quarter, and we are pleased that we have been able to continue delivering strong bottom-line results and solid overall momentum, despite ongoing macroeconomic uncertainties. It was another quarter in which diversified earnings sources, inherent in our global operating model, were key to a positive result.

“Highlights of the quarter included continued strong results from our Traditional business in Asia and Global Financial Solutions lines in the U.S. and EMEA. These areas more than offset normal claims volatility in our U.S. Individual Mortality business and seasonal weakness in Australia. Overall top-line premium growth was fairly vibrant again at 8 percent, or 9 percent in constant currencies, based upon solid organic growth and in-force transactions.

“We were less active in the quarter in terms of our share repurchases, buying back 4,700 shares as we continue to position ourselves to pursue a balanced approach to capital management over time. We closed some smaller in-force transactions during the quarter, and there continues to be an active pipeline of opportunities. Our deployable excess capital position was approximately $1.0 billion at September 30, and our ending book value per share this quarter was $124.50 including AOCI. Excluding AOCI, book value per share was $90.04, an 11 percent increase over that of a year ago.

“Looking forward, we continue to see good demand from clients for our risk mitigation solutions, and we expect to continue to execute well in both our traditional and transactional businesses.”

SEGMENT RESULTS

U.S. and Latin America

Traditional

The U.S. and Latin America Traditional segment reported pre-tax net income of $77.1 million, compared with $55.7 million in the third quarter of 2015. Pre-tax operating income totaled $80.5 million for the quarter, compared with $54.7 million in last year’s third quarter. Results for the current quarter reflect moderately unfavorable claims experience in the Individual Mortality business, offset in part by favorable experience in the Group and Individual Health business lines. Results in the year-ago quarter reflected unusually poor individual mortality experience.

Traditional net premiums increased a healthy 11 percent from last year’s third quarter to $1,277.5 million.

Non-Traditional

The Asset-Intensive business reported pre-tax net income of $88.7 million compared with $24.2 million last year. Third-quarter pre-tax operating income totaled $58.7 million compared with $55.2 million last year. Both periods' operating income was strong due to favorable investment spreads, and the addition of new blocks.

The Financial Reinsurance business reported pre-tax net income and pre-tax operating income of $14.0 million, up from $12.1 million the year before, due to new business added in 2016.

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Canada

Traditional

The Canada Traditional segment reported pre-tax net income of $34.3 million compared with $34.1 million the year before. Pre-tax operating income totaled $30.6 million compared with $37.8 million in the third quarter of 2015. Current-quarter results were in line with expectations, whereas last year’s quarter had better-than-expected claims experience.

Reported net premiums increased 16 percent to $231.2 million, attributable to strong growth in the creditor business and solid growth in individual mortality.

Non-Traditional

The Canada Non-Traditional business segment, which consists of longevity and fee-based transactions, reported pre-tax net income and pre-tax operating income declined to $1.2 million from $3.3 million a year ago, reflecting less-favorable longevity experience.

Europe, Middle East and Africa (EMEA)

Traditional

The EMEA Traditional segment reported pre-tax net income of $8.5 million versus $15.9 million in last year’s third quarter. Pre-tax operating income totaled $8.5 million, down from $15.6 million in the prior-year period. Current-period results included unfavorable claims experience in the U.K., while last year’s third quarter had favorable overall claims experience.

Reported net premiums decreased slightly to $275.5 million from $276.1 million in the prior-year period. Foreign currency exchange rates adversely affected net premiums by $32.6 million.

Non-Traditional

The EMEA Non-Traditional business segment includes longevity, asset-intensive and fee-based transactions. Pre-tax net income totaled $43.8 million compared with $29.2 million in the year-ago period. Pre-tax operating income increased to $33.9 million compared with $28.8 million the year before. Current-period results reflected continued favorable experience in both the asset-intensive and longevity businesses. Net foreign currency fluctuations adversely affected pre-tax net income by $6.2 million and pre-tax operating income by $4.7 million.

Asia Pacific

Traditional

The Asia Pacific Traditional segment reported pre-tax net income of $19.8 million, up from $11.3 million in the prior-year period. Pre-tax operating income totaled $19.8 million compared with $13.0 million a year ago. Underwriting experience was favorable across Asia with particularly strong results in Hong Kong, but was somewhat offset by seasonally high claims in Australia.

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Reported net premiums rose modestly to $404.5 million from $400.3 million in the prior-year period, reflecting large offsetting variances in Australia and Asia. Australia premiums were down 20 percent, or 24 percent on a constant currency basis, due to the non-renewal of certain treaties and various premium refunds. Asia premiums were up 17 percent, or 11 percent in constant currency, reflecting healthy growth across the region.

Non-Traditional

The Asia Pacific Non-Traditional business segment includes asset-intensive, fee-based and other various transactions. Pre-tax net income totaled $7.5 million compared with pre-tax income of $5.4 million last year. Pre-tax operating income decreased to $2.3 million from $6.3 million in the prior-year quarter, primarily due to unfavorable results on one treaty that is running off. Net foreign currency exchange rate fluctuations had a favorable effect of $0.9 million on pre-tax net income and $0.5 million on pre-tax operating income.

Corporate and Other

The Corporate and Other segment’s pre-tax net losses totaled $7.3 million compared with a pre-tax net loss of $50.9 million the year before. Pre-tax operating losses were $19.0 million, versus the year-ago pre-tax loss of $19.7 million, in line with expectations.

Dividend Declaration

The board of directors declared a regular quarterly dividend of $0.41, payable November 29 to shareholders of record as of November 8.

Earnings Conference Call

A conference call to discuss third-quarter results will begin at 11 a.m. Eastern Time on Thursday, October 27. Interested parties may access the call by dialing 877-879-6174 (domestic) or 719-325-4849 (international). The access code is 1763380. A live audio webcast of the conference call will be available on the Company’s Investor Relations website at www.rgare.com. A replay of the conference call will be available at the same address for 90 days following the conference call. A telephonic replay also will be available through Friday, November 4 at 888-203-1112 (domestic) or 719-457-0820 (international), access code 1763380.

The Company has posted to its website a Quarterly Financial Supplement that includes financial information for all segments as well as information on its investment portfolio. Additionally, the Company posts periodic reports, press releases and other useful information on its Investor Relations website.

Use of Non-GAAP Financial Measures

RGA uses a non-GAAP financial measure called operating income as a basis for analyzing financial results. This measure also serves as a basis for establishing target levels and awards under RGA’s management incentive programs. Management believes that operating income, on a pre-tax and after‑tax basis, better measures the ongoing profitability and underlying trends of the Company’s continuing operations, primarily because that measure excludes substantially all of the effect of net investment related
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gains and losses, as well as changes in the fair value of certain embedded derivatives and related deferred acquisition costs. These items can be volatile, primarily due to the credit market and interest rate environment, and are not necessarily indicative of the performance of the Company’s underlying businesses. Additionally, operating income excludes any net gain or loss from discontinued operations, the cumulative effect of any accounting changes, and other items that management believes are not indicative of the Company’s ongoing operations. The definition of operating income can vary by company and is not considered a substitute for GAAP net income.

Reconciliations to GAAP net income are provided in the following tables. Additional financial information can be found in the Quarterly Financial Supplement on RGA’s Investor Relations
website at www.rgare.com in the “Quarterly Results” tab and in the “Featured Report” section.

Book value per share excluding the impact of AOCI is a non-GAAP financial measure that management believes is important in evaluating the balance sheet in order to ignore the effects of unrealized amounts primarily associated with mark-to-market adjustments on investments and foreign currency translation.

Operating income per diluted share is a non-GAAP financial measure calculated as operating income divided by weighted average diluted shares outstanding. Operating return on equity is a non-GAAP financial measure calculated as operating income divided by average shareholders’ equity excluding AOCI.

About RGA
Reinsurance Group of America, Incorporated is among the largest global providers of life reinsurance, with operations in Australia, Barbados, Bermuda, Brazil, Canada, China, France, Germany, Hong Kong, India, Ireland, Italy, Japan, Malaysia, Mexico, the Netherlands, New Zealand, Poland, Singapore, South Africa, South Korea, Spain, Taiwan, the United Arab Emirates, the United Kingdom and the United States. Worldwide, RGA has assumed approximately $3.1 trillion of life reinsurance in force, and total assets of $54.8 billion.

Cautionary Statement Regarding Forward-looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, among others, statements relating to projections of the earnings, revenues, income or loss, ratios, future financial performance and growth potential of Reinsurance Group of America, Incorporated and its subsidiaries (which we refer to in the previous paragraphs as “we,” “us” or
“our”). The words “intend,” “expect,” “project,” “estimate,” “predict,” “anticipate,” “should,” “believe,” and other similar expressions also are intended to identify forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Future events and actual results, performance and achievements could differ materially from those set forth in, contemplated by or underlying the forward-looking statements.
Numerous important factors could cause actual results and events to differ materially from those expressed or implied by forward-looking statements including, without limitation, (1) adverse capital and credit market conditions and their impact on the Company’s liquidity, access to capital and cost of capital, (2) the impairment of other financial institutions and its effect on the Company’s business,
(3) requirements to post collateral or make payments due to declines in market value of assets subject to the Company’s collateral arrangements, (4) the fact that the determination of allowances and impairments
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taken on the Company’s investments is highly subjective, (5) adverse changes in mortality, morbidity, lapsation or claims experience, (6) changes in the Company’s financial strength and credit ratings and the effect of such changes on the Company’s future results of operations and financial condition, (7) inadequate risk analysis and underwriting, (8) general economic conditions or a prolonged economic downturn affecting the demand for insurance and reinsurance in the Company’s current and planned markets, (9) the availability and cost of collateral necessary for regulatory reserves and capital, (10) market or economic conditions that adversely affect the value of the Company’s investment securities or result in the impairment of all or a portion of the value of certain of the Company’s investment securities, that in turn could affect regulatory capital, (11) market or economic conditions that adversely affect the Company’s ability to make timely sales of investment securities, (12) risks inherent in the Company’s risk management and investment strategy, including changes in investment portfolio yields due to interest rate or credit quality changes, (13) fluctuations in U.S. or foreign currency exchange rates, interest rates, or securities and real estate markets, (14) adverse litigation or arbitration results, (15) the adequacy of reserves, resources and accurate information relating to settlements, awards and terminated and discontinued lines of business, (16) the stability of and actions by governments and economies in the markets in which the Company operates, including ongoing uncertainties regarding the amount of United States sovereign debt and the credit ratings thereof, (17) competitive factors and competitors’ responses to the Company’s initiatives, (18) the success of the Company’s clients, (19) successful execution of the Company’s entry into new markets, (20) successful development and introduction of new products and distribution opportunities, (21) the Company’s ability to successfully integrate acquired blocks of business and entities, (22) action by regulators who have authority over the Company’s reinsurance operations in the jurisdictions in which it operates, (23) the Company’s dependence on third parties, including those insurance companies and reinsurers to which the Company cedes some reinsurance, third-party investment managers and others, (24) the threat of natural disasters, catastrophes, terrorist attacks, epidemics or pandemics anywhere in the world where the Company or its clients do business, (25) interruption or failure of the Company’s telecommunication, information technology or other operational systems, or the Company’s failure to maintain adequate security to protect the confidentiality or privacy of personal or sensitive data stored on such systems, (26) changes in laws, regulations, and accounting standards applicable to the Company, its subsidiaries, or its business, (27) the effect of the Company’s status as an insurance holding company and regulatory restrictions on its ability to pay principal of and interest on its debt obligations, and (28) other risks and uncertainties described in this document and in the Company’s other filings with the Securities and Exchange Commission.
Forward-looking statements should be evaluated together with the many risks and uncertainties that affect our business, including those mentioned in this document and described in the periodic reports we file with the Securities and Exchange Commission. These forward-looking statements speak only as of the date on which they are made. We do not undertake any obligations to update these forward-looking statements, even though our situation may change in the future. We qualify all of our forward-looking statements by these cautionary statements. For a discussion of the risks and uncertainties that could cause actual results to differ materially from those contained in the forward-looking statements, you are advised to see Item 1A - “Risk Factors” in the 2015 Annual Report, as updated by Part II, Item 1A - “Risk Factors” in the Company's Quarterly Report on Form 10-Q for the period ended June 30, 2016.
Investor Contact
Jeff Hopson
Senior Vice President - Investor Relations
(636) 736-7000
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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Consolidated Net Income to Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net income	$198,719	$83,534	$511,294	$339,039
Reconciliation to operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(19,745)	(22,750)	(87,962)	(10,183)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(2,159)	(1,438)	(12,975)	(10,801)
Embedded derivatives:
Included in investment related (gains) losses, net	(37,093)	92,002	32,041	91,793
Included in interest credited	28	(7,147)	7,688	(7,261)
DAC offset, net	20,719	(16,865)	12,830	(23,454)
Investment income on unit-linked variable annuities	(3,601)	—	(5,794)	—
Interest credited on unit-linked variable annuities	3,601	—	5,794	—
Non-investment derivatives	(1,108)	(250)	(1,577)	1
Operating income	$159,361	$127,086	$461,339	$379,134

Reconciliation of Consolidated Income before Income Taxes to Pre-tax Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Income before income taxes	$287,600	$140,137	$748,403	$538,052
Reconciliation to pre-tax operating income:
Capital (gains) losses, derivatives and other, included in investment related (gains) losses, net	(26,958)	(35,028)	(126,026)	(14,448)
Capital (gains) losses on funds withheld, included in investment income, net of related expenses	(3,322)	(2,212)	(19,962)	(16,616)
Embedded derivatives:
Included in investment related (gains) losses, net	(57,066)	141,542	49,294	141,220
Included in interest credited	42	(10,995)	11,827	(11,170)
DAC offset, net	31,876	(25,945)	19,739	(36,083)
Investment income on unit-linked variable annuities	(5,540)	—	(8,914)	—
Interest credited on unit-linked variable annuities	5,540	—	8,914	—
Non-investment derivatives	(1,705)	(383)	(2,426)	2
Pre-tax operating income	$230,467	$207,116	$680,849	$600,957

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30, 2016
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. and Latin America:
Traditional	$77,081	$(69)		$3,463		$80,475
Non-Traditional:
Asset Intensive	88,732	(8,281)	(1)	(21,758)	(2)	58,693
Financial Reinsurance	13,982	—		—		13,982
Total U.S. and Latin America	179,795	(8,350)		(18,295)		153,150
Canada Traditional	34,275	(3,651)		—		30,624
Canada Non-Traditional	1,160	—		—		1,160
Total Canada	35,435	(3,651)		—		31,784
EMEA Traditional	8,515	—		—		8,515
EMEA Non-Traditional	43,786	(9,841)		—		33,945
Total EMEA	52,301	(9,841)		—		42,460
Asia Pacific Traditional	19,822	—		—		19,822
Asia Pacific Non-Traditional	7,549	(5,283)		—		2,266
Total Asia Pacific	27,371	(5,283)		—		22,088
Corporate and Other	(7,302)	(11,713)		—		(19,015)
Consolidated	$287,600	$(38,838)		$(18,295)		$230,467

(1)	Asset Intensive is net of $(6,853) DAC offset.

(2)	Asset Intensive is net of $38,729 DAC offset.

(Unaudited)	Three Months Ended September 30, 2015
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. and Latin America:
Traditional	$55,652	$(1)		$(925)		$54,726
Non-Traditional:
Asset Intensive	24,182	(164,382)	(1)	195,430	(2)	55,230
Financial Reinsurance	12,073	—		—		12,073
Total U.S. and Latin America	91,907	(164,383)		194,505		122,029
Canada Traditional	34,072	3,721		—		37,793
Canada Non-Traditional	3,257	—		—		3,257
Total Canada	37,329	3,721		—		41,050
EMEA Traditional	15,910	(289)		—		15,621
EMEA Non-Traditional	29,234	(396)		—		28,838
Total EMEA	45,144	(685)		—		44,459
Asia Pacific Traditional	11,276	1,706		—		12,982
Asia Pacific Non-Traditional	5,412	881		—		6,293
Total Asia Pacific	16,688	2,587		—		19,275
Corporate and Other	(50,931)	31,234		—		(19,697)
Consolidated	$140,137	$(127,526)		$194,505		$207,116

(1)	Asset Intensive is net of $(89,903) DAC offset.

(2)	Asset Intensive is net of $63,958 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Reconciliation of Pre-tax Net Income to Pre-tax Operating Income
(Dollars in thousands)

(Unaudited)	Nine Months Ended September 30, 2016
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. and Latin America:
Traditional	$239,609	$(3)		$6,379		$245,985
Non-Traditional:
Asset Intensive	151,881	(88,640)	(1)	95,043	(2)	158,284
Financial Reinsurance	44,791	—		—		44,791
Total U.S. and Latin America	436,281	(88,643)		101,422		449,060
Canada Traditional	97,679	(6,784)		—		90,895
Canada Non-Traditional	3,880	—		—		3,880
Total Canada	101,559	(6,784)		—		94,775
EMEA Traditional	14,233	(5)		—		14,228
EMEA Non-Traditional	96,679	(10,995)		—		85,684
Total EMEA	110,912	(11,000)		—		99,912
Asia Pacific Traditional	95,464	(16)		—		95,448
Asia Pacific Non-Traditional	16,029	(12,319)		—		3,710
Total Asia Pacific	111,493	(12,335)		—		99,158
Corporate and Other	(11,842)	(50,214)		—		(62,056)
Consolidated	$748,403	$(168,976)		$101,422		$680,849

(1)	Asset Intensive is net of $(20,562) DAC offset.

(2)	Asset Intensive is net of $40,301 DAC offset.

(Unaudited)	Nine Months Ended September 30, 2015
	Pre-tax net income (loss)	Capital (gains) losses, derivatives and other, net		Change in value of embedded derivatives, net		Pre-tax operating income (loss)
U.S. and Latin America:
Traditional	$156,288	$(2)		$(1,811)		$154,475
Non-Traditional:
Asset Intensive	122,072	(162,035)	(1)	191,929	(2)	151,966
Financial Reinsurance	39,081	—		—		39,081
Total U.S. and Latin America	317,441	(162,037)		190,118		345,522
Canada Traditional	79,535	(810)		—		78,725
Canada Non-Traditional	10,482	—		—		10,482
Total Canada	90,017	(810)		—		89,207
EMEA Traditional	35,551	(338)		—		35,213
EMEA Non-Traditional	80,300	(993)		—		79,307
Total EMEA	115,851	(1,331)		—		114,520
Asia Pacific Traditional	68,239	1,706		—		69,945
Asia Pacific Non-Traditional	14,152	2,916		—		17,068
Total Asia Pacific	82,391	4,622		—		87,013
Corporate and Other	(67,648)	32,343		—		(35,305)
Consolidated	$538,052	$(127,213)		$190,118		$600,957

(1)	Asset Intensive is net of $(96,151) DAC offset.

(2)	Asset Intensive is net of $60,068 DAC offset.

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Per Share and Shares Data
(In thousands, except per share data)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Earnings per share from net income:
Basic earnings per share	$3.10	$1.26	$7.95	$5.07
Diluted earnings per share	$3.07	$1.25	$7.87	$5.01

Diluted earnings per share from operating income	$2.46	$1.90	$7.10	$5.60
Weighted average number of common and common equivalent shares outstanding	64,815	66,882	64,944	67,644

(Unaudited)	At September 30,
	2016	2015
Treasury shares	14,932	13,389
Common shares outstanding	64,206	65,749
Book value per share outstanding	$124.50	$94.92
Book value per share outstanding, before impact of AOCI	$90.04	$81.14

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REINSURANCE GROUP OF AMERICA, INCORPORATED AND SUBSIDIARIES
Condensed Consolidated Statements of Income
(Dollars in thousands)

(Unaudited)	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Net premiums	$2,251,758	$2,089,345	$6,755,708	$6,242,240
Investment income, net of related expenses	489,727	389,597	1,414,659	1,267,027
Investment related gains (losses), net:
Other-than-temporary impairments on fixed maturity securities	—	(23,111)	(34,663)	(29,775)
Other investment related gains (losses), net	86,624	(88,235)	118,665	(90,166)
Total investment related gains (losses), net	86,624	(111,346)	84,002	(119,941)
Other revenue	72,468	71,038	197,844	200,261
Total revenues	2,900,577	2,438,634	8,452,213	7,589,587
Benefits and expenses:
Claims and other policy benefits	1,993,064	1,831,819	5,877,330	5,473,453
Interest credited	116,848	34,008	300,602	231,932
Policy acquisition costs and other insurance expenses	300,962	249,702	940,406	827,157
Other operating expenses	152,556	142,270	469,875	395,488
Interest expense	43,063	35,565	96,201	107,043
Collateral finance and securitization expense	6,484	5,133	19,396	16,462
Total benefits and expenses	2,612,977	2,298,497	7,703,810	7,051,535
Income before income taxes	287,600	140,137	748,403	538,052
Provision for income taxes	88,881	56,603	237,109	199,013
Net income	$198,719	$83,534	$511,294	$339,039
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